EXHIBIT 23.1


               CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the incorporation by reference in this registration statement of Oneida Ltd. on Form S-8 of our report dated February 24, 1999 on our audits of the consolidated financial statements and financial statement schedules of Oneida Ltd. as of January 30, 1999 and January 31, 1998, and for each of the three years in the period ended January 30, 1999, which report is included in the Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

/s/ PRICEWATREHOUSE COOPERS LLP
Syracuse, New York
September 8, 1999